Exhibit 16.1


Deloitte & Touche LLP
Suite 900
600 Renaissance Center
Detroit, Michigan  48243-1895

www.us.deloitte.com


                                                                 Deloitte
                                                                 & Touche



April 30, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Malan Realty Investors, Inc. dated April 27, 2001.

Yours, truly,



/s/ Deloitte & Touche LLP